Exhibit 10.3
BIOHAVEN LTD.
NONSTATUTORY SHARE OPTION GRANT NOTICE (EARLY EXERCISE)
(2022 EQUITY INCENTIVE PLAN)
Biohaven Ltd. (the “Company”), pursuant to its 2022 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of the Company’s Common Shares set forth below. This option is subject to all of the terms and conditions as set forth in this Share Option Grant Notice and the Option Agreement, which is attached hereto and incorporated herein in its entirety, and the Plan and the Notice of Exercise, which are available in the equity administration platform Documents library. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms in this Share Option Grant Notice and the Plan, the terms of the Plan will control.
Optionholder:
Grant Name:
Date of Grant:
Exercise Price (Per Share):
Share Options Granted:
Expiration Date:
Type of Grant:        Nonstatutory Share Options

Vesting Schedule:    [●]1

Subject to Participant’s Continuous Service through each such vesting date. All Options issued and outstanding under the Plan that have time-based vesting will automatically vest, to the extent not already vested, in the event of a Change of Control.

Exercise Schedule: Early Exercise Permitted.
Additional Terms/Acknowledgements: Optionholder acknowledges receipt of, and understands and agrees to, this Share Option Grant Notice, the Option Agreement and the Plan. Optionholder acknowledges and agrees that this Share Option Grant Notice and the Option Agreement may not be modified, amended or revised except as provided in the Plan. Optionholder further acknowledges that as of the Date of Grant, this Share Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding this option award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of, if applicable, (i) equity awards previously granted and delivered to Optionholder, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment agreement, severance agreement, offer letter or other written agreement entered into between the Company and Participant specifying the terms that should govern this specific option. By accepting this option, Optionholder consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

	BIOHAVEN LTD.	OPTIONHOLDER:
	By:	Signature
Signature
Title:		Date:
Date:

ATTACHMENTS: Option Agreement
1 Note to Draft: Biohaven to add vesting schedule.

ATTACHMENT I
BIOHAVEN RESEARCH LTD.
OPTION AGREEMENT
(2022 EQUITY INCENTIVE PLAN)
(NONSTATUTORY STOCK OPTION)
Pursuant to your Share Option Grant Notice (“Grant Notice”) and this Option Agreement, Biohaven Research Ltd. (the “Company”) has granted you an option under its 2022 Equity Incentive Plan (the “Plan”) to purchase the number of the Company’s Common Shares indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.
The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:
1.VESTING. Subject to the provisions contained herein, your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.
2.NUMBER OF SHARES AND EXERCISE PRICE. The number of Common Shares subject to your option and your exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments.
3.EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six (6) months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your option as to any vested portion prior to such six (6) month anniversary in the case of (i) your death or disability, (ii) a Corporate Transaction in which your option is not assumed, continued or substituted, (iii) a Change in Control or (iv) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).
4.EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in your Stock Option Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the unvested portion of your option; provided, however, that:
(a)a partial exercise of your option will be deemed to cover first Common Shares subject to the vested portion of your option and then Common Shares subject to the earliest vesting installment of the unvested portion of your option;
(b)any Common Shares so purchased from installments that have not vested as of the date of exercise will be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement attached to your Grant Notice as Attachment II; and
(c)you will enter into the Company’s form of Early Exercise Stock Purchase Agreement attached to your Grant Notice as Attachment 2 with a vesting schedule that will result in the same vesting as if no early exercise had occurred.
5.METHOD OF PAYMENT. You must pay the full amount of the exercise price for the shares you wish to exercise. You may pay the exercise price in cash or by check, bank draft or money order payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following:
(a)Provided that at the time of exercise the Common Shares are publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”.
(b)Provided that at the time of exercise the Common Shares are publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned Common Shares that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of such Common Shares in a form approved by the Company. You may not exercise your option by delivery to the
Attachment I-1

Company of Common Shares if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s shares.
(c)If this option is a Nonstatutory Stock Option, subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Common Shares issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. You must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Common Shares will no longer be outstanding under your option and will not be exercisable thereafter if those shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, and (iii) are withheld to satisfy your tax withholding obligations.
6.WHOLE SHARES. You may exercise your option only for whole Common Shares.
7.SECURITIES LAW COMPLIANCE. In no event may you exercise your option unless the Common Shares issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).
8.TERM. You may not exercise your option before the Date of Grant or after the expiration of the option’s term. The term of your option expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:
(a)three (3) months after the termination of your Continuous Service for any reason other than your Disability or your death (except as otherwise provided in Section 8(d) below); provided, however, that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in the section above regarding “Securities Law Compliance,” your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service; provided further, if during any part of such three (3) month period, the sale of any Common Shares received upon exercise of your option would violate the Company’s insider trading policy, then your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service during which the sale of the Common Shares received upon exercise of your option would not be in violation of the Company’s insider trading policy. Notwithstanding the foregoing, if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six (6) months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option will not expire until the earlier of (x) the later of (A) the date that is seven (7) months after the Date of Grant, and (B) the date that is three (3) months after the termination of your Continuous Service, and (y) the Expiration Date;
(b)twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 8(d)) below;
(c)eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason;
(d)the Expiration Date indicated in your Grant Notice; or
(e)the day before the tenth (10th) anniversary of the Date of Grant.
9.EXERCISE.
(a)You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits and subject to the terms set forth in Section 5 of this Agreement) during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable withholding taxes to the Company’s Secretary, share plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require.
(b)By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the Common Shares are subject at the time of exercise, or (iii) the disposition of Common Shares acquired upon such exercise.
Attachment I-2

10.TRANSFERABILITY. Except as otherwise provided in this Section 10, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.
(a)Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.
(b)Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement.
(c)Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this option and receive the Common Shares or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this option and receive, on behalf of your estate, the Common Shares or other consideration resulting from such exercise.
11.OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.
12.WITHHOLDING OBLIGATIONS.
(a)At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.
(b)If this option is a Nonstatutory Stock Option, then upon your request and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested Common Shares otherwise issuable to you upon the exercise of your option a number of whole Common Shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the maximum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). Notwithstanding the filing of such election, Common Shares shall be withheld solely from fully vested Common Shares determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.
(c)You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company will have no obligation to issue a certificate for such Common Shares or release such Common Shares from any escrow provided for herein, if applicable, unless such obligations are satisfied.
13.TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per Common Shares on the Date of Grant and there is no other impermissible deferral of compensation associated with the option.
14.NOTICES. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic
Attachment I-3

means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
15.GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your option and those of the Plan, the provisions of the Plan will control. In addition, your option (and any compensation paid or shares issued under your option) is subject to recoupment in accordance with The Dodd—Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.
16.OTHER DOCUMENTS. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.
17.EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of this option will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
18.VOTING RIGHTS. You will not have voting or any other rights as a shareholder of the Company with respect to the shares to be issued pursuant to this option until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a shareholder of the Company. Nothing contained in this option, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
19.SEVERABILITY. If all or any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
20.MISCELLANEOUS.
(a)The rights and obligations of the Company under your option will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.
(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your option.
(c)You acknowledge and agree that you have reviewed your option in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your option, and fully understand all provisions of your option.
(d)This Option Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)All obligations of the Company under the Plan and this Option Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
*          *          *
This Option Agreement will be deemed to be signed by you upon the signing by you of the Share Option Grant Notice to which it is attached.
Attachment I-4

ATTACHMENT II
Form of Early Exercise Stock Purchase Agreement
[Attached]

Attachment II-1

Early Exercise Stock Purchase Agreement
THIS EARLY EXERCISE STOCK PURCHASE AGREEMENT is made by and between Biohaven Ltd., a BVI business company (the “Company”), and      (“Purchaser”).
WHEREAS, the Company granted to Purchaser options (the “Option”) to purchase Common Shares of the Company pursuant to the Company’s 2022 Equity Incentive Plan (the “Plan”) and that certain Notice of Share Option Grant (the “Grant Notice”) and Share Option Agreement (the “Award Agreement”) and the exhibits and attachments attached thereto (together with the Grant Notice and Award Agreement, the “Option Agreement”);
WHEREAS, Purchaser desires to exercise the Option on the terms and conditions contained herein; and
WHEREAS, Purchaser wishes to take advantage of the early exercise provision of Purchaser’s Option and therefore to enter into this Agreement.
NOW, THEREFORE, IT IS AGREED between the parties as follows:
1.Incorporation of Plan and Option by Reference. This Agreement is subject to all of the terms and conditions as set forth in the Plan and the Option. If there is a conflict between the terms of this Agreement and the terms of the Plan or the Option Agreement, the terms of the Plan or the Option Agreement shall control. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. Defined terms not explicitly defined in this Agreement or the Plan but defined in the Option Agreement shall have the same definitions as in the Option Agreement.
2.Purchase and Sale of Common Shares.
(a)Agreement to Purchase and Sell Common Shares. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, an aggregate of ( ) Common Shares at $ per Common Share, for an aggregate purchase price of $         , payable as follows:
Cash, check, bank draft or money order payable to the Company $         Value of         Common Shares $
Total Exercise Price $    .
Purchaser shall also pay to the Company $         in cash or by check, bank draft or money order payable to the Company to cover any applicable withholding taxes which may be incurred upon exercise of the Option in accordance with this Agreement.
(b)Closing. The closing hereunder, including payment for and delivery of the Common Shares, shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree; provided, however, that if stockholder approval of the Plan is required before the Option may be exercised, then the Option may not be exercised, and the closing shall be delayed, until such stockholder approval is obtained. If such stockholder approval is not obtained within the time limit specified in the Plan, then this Agreement shall be null and void.
3.Unvested Common Share Repurchase Option.
(a)Repurchase Option. In the event Purchaser’s Continuous Service terminates, then the Company shall have an irrevocable option (the “Repurchase Option”) for a period of ninety (90) days after said termination, or such longer period as may be agreed to by the Company and Purchaser, to repurchase from Purchaser or Purchaser’s personal representative, as the case may be, those shares that Purchaser received pursuant to the exercise of the Option that have not as yet vested as of such termination date in accordance with the Vesting Schedule indicated on Purchaser’s Grant Notice (the “Unvested Shares”).
(b)Share Repurchase Price. The Company may repurchase all or any of the Unvested Shares at the lower of (i) the Fair Market Value of the such shares (as determined under the Plan) on the date of repurchase, or (ii) the price equal to Purchaser’s Exercise Price for such shares as indicated on Purchaser’s Grant Notice.
    Attachment II-2

(c)Exercise of Repurchase Option. The Repurchase Option shall be exercised by written notice signed by such person as designated by the Company, and delivered or mailed as provided herein. Such notice shall identify the number of Common Shares to be purchased and shall notify Purchaser of the time, place and date for settlement of such purchase, which shall be scheduled by the Company within the term of the Repurchase Option set forth above. The Company shall be entitled to pay for any Common Shares purchased pursuant to its Repurchase Option at the Company’s option in cash or by offset against any indebtedness owing to the Company by Purchaser, or by a combination of both. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Common Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Common Shares being repurchased by the Company, without further action by Purchaser.
4.Capitalization Adjustments to Common Shares. In the event of a Capitalization Adjustment, then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of Common Shares shall be immediately subject to the Repurchase Option and be included in the word “Common Shares” for all purposes of the Repurchase Option with the same force and effect as the Common Shares presently subject to the Repurchase Option, but only to the extent the Common Shares are, at the time, covered by such Repurchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Common Shares upon exercise of the Repurchase Option shall be appropriately adjusted.
5.Corporate Transactions. In the event of a Corporate Transaction, then the Repurchase Option may be assigned by the Company to the successor of the Company (or such successor’s parent company), if any, in connection with such Corporate Transaction. To the extent the Repurchase Option remains in effect following such Corporate Shares, it shall apply to the new capital stock or other property received in exchange for the Common Shares in consummation of the Corporate Transaction, but only to the extent the Common Shares was at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Option to reflect the Corporate Transaction upon the Company’s capital structure; provided, however, that the aggregate price payable upon exercise of the Repurchase Option shall remain the same.
6.Escrow of Unvested Common Shares. As security for Purchaser’s faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser’s Common Shares upon exercise of the Repurchase Option herein provided for, Purchaser agrees, at the closing hereunder, to deliver to and deposit with [____________] (“Escrow Agent”), as Escrow Agent in this transaction, three (3) stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit A, together with a certificate or certificates evidencing all of the Common Shares subject to the Repurchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in Exhibit B, attached hereto and incorporated by this reference, which instructions also shall be delivered to the Escrow Agent at the closing hereunder.
7.Rights of Purchaser. Subject to the provisions of the Option, Purchaser shall exercise all rights and privileges of a stockholder of the Company with respect to the shares deposited in escrow. Purchaser shall be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company’s Repurchase Option.
8.Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Shares while the Common Shares is subject to the Repurchase Option. After any Common Shares has been released from the Repurchase Option, Purchaser shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Shares except in compliance with the provisions herein and applicable securities laws. Furthermore, the Common Shares shall be subject to any right of first refusal in favor of the Company or its assignees that may be contained in Purchaser’s Option Agreement.
9.Restrictive Legends. All certificates representing the Common Shares shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):
(a)“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”
    Attachment II-3

(b)“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE COMPANY.”
10.Section 83(b) Election. Purchaser acknowledges and agrees that, no later than thirty (30) days of the date of purchase, Purchaser shall file an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service and shall promptly send a copy of such 83(b) Election to the Company. Forms of 83(b) Election are attached hereto as Exhibit C for reference.
11.Refusal to Transfer. The Company shall not be required (a) to transfer on its books any Common Shares of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.
12.No Employment Rights. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company or its Affiliates to terminate Purchaser’s employment for any reason at any time, with or without cause and with or without notice.
13.Miscellaneous.
(a)Notices. Any notices required or permitted hereunder will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to Purchaser, five (5) days after deposit in the United States mail, postage prepaid, addressed to Purchaser at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents notices required or permitted hereunder by electronic means. By signing this Agreement, Purchaser consents to receive such documents by electronic delivery and to participate in the Plan.
(b)Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns. The Company may assign the Repurchase Option hereunder at any time or from time to time, in whole or in part.
(c)Specific Performance. It is the intention of the parties that the Company, upon exercise of the Repurchase Option and payment for the shares repurchased, pursuant to the terms of this Agreement, shall be entitled to receive the Common Shares, in specie, in order to have such Common Shares available for future issuance without dilution of the holdings of other stockholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Common Shares and that the Company shall, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Common Shares.
(d)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
(e)Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.
(f)Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.
(g)Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
(h)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may also be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com).
    Attachment II-4

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    Attachment II-5

The parties hereto have executed this Agreement as of the date first above written.

	BIOHAVEN LTD.	OPTIONHOLDER:
	By:	Signature
Signature
Title:		Date:
Date:

Attachments:
Exhibit A – Assignment Separate from Certificate
Exhibit B – Joint Escrow Instructions
Exhibit C – Form of Section 83(b) Election

    Attachment II-6

Exhibit A
STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE
For Value Received,     hereby sells, assigns and transfers unto Biohaven Ltd., a BVI business company (the “Company”), pursuant to the Repurchase Option under that certain Early Exercise Stock Purchase Agreement, dated         by and between the undersigned and the Company (the “Agreement”),      (    ) Common Shares of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No(s).      and does hereby irrevocably constitute and appoint the Company’s Secretary attorney-in-fact to transfer said Common Shares on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of Common Shares issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company’s Repurchase Option under the Agreement.
Dated:

(Signature)

(Print Name)
(Instruction: Please do not fill in any blanks other than the “Signature” line and the “Print Name” line.)

    Attachment II-7

Exhibit B
JOINT ESCROW INSTRUCTIONS
Secretary Biohaven, Ltd.
[Address]
Dear Sir or Madam:
As Escrow Agent for both Biohaven Ltd., a BVI business company (the “Company”), and the undersigned purchaser of Common Shares of the Company (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Early Exercise Stock Purchase Agreement (“Agreement”), dated _________ to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions:
1.In the event the Company or an assignee shall elect to exercise the Repurchase Option set forth in the Agreement, the Company or its assignee will give to Purchaser and you a written notice specifying the number of Common Shares to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.
2.At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the Common Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) of the number of Common Shares being purchased pursuant to the exercise of the Repurchase Option.
3.Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing Common Shares to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as the Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.
4.This escrow shall terminate and the shares of stock held hereunder shall be released in full upon the expiration or exercise in full of the Repurchase Option, whichever occurs first.
5.If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that the property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.
6.Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
7.You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
8.You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you
    Attachment II-8

obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
9.You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.
10.You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.
11.Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to the Company party. In the event of any such termination, the Secretary of the Corporation shall automatically become the successor Escrow Agent unless the Company shall appoint another successor Escrow Agent, and Purchaser hereby confirms the appointment of such successor as Purchaser’s attorney-in-fact and agent to the full extent of your appointment.
12.If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
13.It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.
14.Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier or five days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto:
Company:    Biohaven Ltd.
        [Address]
        Attn: [●]
Purchaser:

Escrow Agent:    Biohaven Ltd.
        [Address]
        Attn: [●]

15.By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.
16.You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.
17.This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein
    Attachment II-9

refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.
18.This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of Delaware.

Very truly yours,

Biohaven Ltd.
By
Name
Title

Purchaser
Signature
Name (Please print)

Escrow Agent:

    Attachment II-10

Exhibit C
Section 83(b) Election
(for Stock Acquired under Nonstatutory Stock Option)

_________, 20
Department of the Treasury
Internal Revenue Service
[City, State Zip]2
Re: Election Under Section 83(b)
Ladies and Gentlemen:
The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares. The following information is supplied in accordance with Treasury Regulation § 1.83-2:
1.The name, social security number, address of the undersigned, and the taxable year for which this election is being made are:
Name:
Social Security Number:
Address:
Taxable year: Calendar year 20___.
2.The property that is the subject of this election: _________ Common Shares of Biohaven Ltd., a BVI business company (the “Company”).
3.The property was transferred on: ____________________.
4.The property is subject to the following restrictions: The shares are subject to repurchase at less than their fair market value if the undersigned does not continue to provide services for the Company for a designated period of time. The right of repurchase lapses over a specified vesting period.
5.The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Treasury Regulation § 1.83-3(h)): $[●] per share x [#] shares = $[●].
6.For the property transferred, the undersigned paid: $[●] per share x [#] shares = $[●].
7.The amount to include in gross income is: $[●].3
The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the
2 Per Treasury Regulation § 1.83-2(c), the Section 83(b) election must be filed with the IRS office where the person otherwise files his or her tax return. See http://www.irs.gov/uac/Where-to-File-Addresses-for--Taxpayers-and--Tax-Professionals-Filing-Form-1040. Use the address in the row which includes the state in which the service provider lives and in the column entitled “And you ARE NOT enclosing a payment”.
3 This should equal the amount in Item 5 minus the amount in Item 6, and in many cases will be $0.00.
    Attachment II-11

election also will be furnished to the person for whom the services were performed and the transferee of the property, if any. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Very truly yours,

[Name]

    Attachment II-12

[Instructions for Filing Section 83(b) Election]

Attached is a form of election under Section 83(b) of the Internal Revenue Code and an accompanying IRS cover letter. Please fill in your social security number and sign the election and cover letter, then proceed as follows:

(a)Make four copies of the completed election form and one copy of the IRS cover letter.

(b)Send the original election form and cover letter, the copy of the cover letter, and a self-addressed stamped return envelope to the Internal Revenue Service Center where you would otherwise file your tax return. Even if an address for an Internal Revenue Service Center is already included in the forms below, it is your obligation to verify such address. This can be done by searching for the term “where to file” on www.irs.gov or by calling 1 (800) 829-1040. Sending the election via certified mail, requesting a return receipt, is also recommended.

(c)Deliver one copy of the completed election form to Biohaven Ltd.

(d)Attach one copy of the completed election form to your state personal income tax return when you file it for the year of exercise (assuming you file a state income tax return), if required by state law.

(e) Retain one copy of the completed election form for your personal permanent records.

Note: An additional copy of the completed election form must be delivered to the transferee (recipient) of the property if the service provider and the transferee are not the same person.

8.Please note that the election must be filed with the IRS within 30 days of the date of your stock option early exercise. Failure to file within that time will render the election void and you may recognize ordinary taxable income as your vesting restrictions lapse. Biohaven Ltd. and its counsel cannot assume responsibility for failure to file the election in a timely manner under any circumstances.

    Attachment II-13

_____,_______

RETURN SERVICE REQUESTED

Department of the Treasury Internal Revenue Service
[City, State Zip]

Re: Election Under Section 83(b) of the Internal Revenue Code
Dear Sir or Madam:
Enclosed please find an executed form of election under Section 83(b) of the Internal Revenue Code of 1986, as amended, filed with respect to an interest in Biohaven Ltd.
Also enclosed is a copy of this letter and a stamped, self-addressed envelope. Please acknowledge receipt of these materials by marking the copy when received and returning it to the undersigned.
Thank you very much for your assistance.

Very truly yours,

[Name]

Enclosures

Attachment II-14